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As filed with the Securities and Exchange Commission on November 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OVERSTOCK.COM, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0634302 (I.R.S. Employer Identification Number)
6322 South 3000 East, Suite 100 Salt Lake City, Utah 84121 (801) 947-3100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jonathan E. Johnson III
Vice President, Corporate Affairs and Legal
Overstock.com, Inc.
6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas W. Adkins
Bracewell & Patterson, L.L.P.
111 Congress, Suite 2300
Austin, Texas 78701
(512) 472-7800

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-113104

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.0001 par value	180,000 shares	$57.53	$10,355,400	$1,313

(1)
Based on the offering price.

INCORPORATION BY REFERENCE
TO REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-113104)

        Overstock.com, Inc. hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-113104), as amended (including the exhibits thereto), declared effective at 3:00 p.m., EST, on March 8, 2004 by the Securities and Exchange Commission.

2

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16. EXHIBITS

        The following exhibits are filed herewith:

Exhibit Number	Exhibit Title
5.1	Opinion of Bracewell & Patterson, L.L.P.
23.1	Consent of Pricewaterhouse Coopers LLP.
23.2	Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1).

Rule 111(b) Certification

        In accordance with Rule 111(b) under the Securities Act of 1933, the undersigned registrant hereby certifies that:

  (i)
  the registrant or its agent has instructed the registrant's bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the account of the registrant or its agent to the Commission's account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of the Rule 462(b) registration statement to which such filing fee relates;

  (ii)
  the registrant or its agent will not revoke such instructions; and

  (iii)
  the registrant or its agent has sufficient funds in such account to cover the amount of such filing fee.

        The registrant further undertakes that, if such instructions have been sent after the close of business of such bank or wire transfer service, it will confirm receipt of such instructions by such bank or wire transfer service during regular business hours on the following business day.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on November 17, 2004.

OVERSTOCK.COM, INC.
By:	/s/ PATRICK M. BYRNE Patrick M. Byrne President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK M. BYRNE Patrick M. Byrne	President and Director (Principal Executive Officer)	November 17, 2004
/s/ DAVID K. CHIDESTER David K. Chidester	Vice President, Finance (Principal Financial and Accounting Officer)	November 17, 2004
/s/ JOHN J. BYRNE, JR. John J. Byrne, Jr.	Director	November 17, 2004
/s/ GORDON S. MACKLIN Gordon S. Macklin	Director	November 17, 2004
/s/ ALLISON H. ABRAHAM Allison H. Abraham	Director	November 17, 2004
/s/ JOHN A. FISHER John A. Fisher	Director	November 17, 2004

EXHIBIT INDEX

        The following exhibits are filed herewith:

Exhibit Number	Exhibit Title
5.1	Opinion of Bracewell & Patterson, L.L.P.
23.1	Consent of Pricewaterhouse Coopers LLP.
23.2	Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1).

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 16. EXHIBITS
SIGNATURES
EXHIBIT INDEX